Exhibit 23.5

McCarthy Tétrault LLP Suite 3300 421-7th Avenue S.W. Calgary AB T2P 4K9 Canada
Tel:	403-260-3500
Fax:	403-260-3501

CONSENT OF MCCARTHY TÈTRAULT LLP

We hereby consent to the filing of our opinion as Exhibit 5.2 to this Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ McCarthy Tétrault LLP

McCarthy Tétrault LLP

Calgary, Alberta

December 20, 2012